Exhibit 10.2

March 7, 2002


NBG Radio Network, Inc.
The Cascade Building
520 SW Sixth Avenue
7th Floor
Portland, Oregon  97204
Attention: John A. Holmes, III, President


         RE: MCG Capital Corporation Advisory and Assistance Engagement Letter


Dear John:


This letter will memorialize the engagement of MCG Capital Corporation ("MCG") by NBG Radio Network ("Company") as its non-exclusive financial advisor ("The Engagement").

MCG has provided the following advisory services to the Company (the "Engagement"):

     1. Due diligence, financial modeling, and deal structuring for potential acquisitions.

     2. Financial analysis, strategic advice, and modeling of the Company's current operations, including cost-side structuring, budget analysis, inventory analysis model for investors, discounted cash flow analysis for programming acquisitions, and maximization of capital structure analysis.

     3.  Advice  and  assistance   regarding  Company's  financing   activities,
         financial modeling, benchmarking, budgeting, and projection activities, acquisition, divestiture and other strategic planning activities.


     The Company agrees that MCG has no responsibility to the Company or any other parties for the accuracy, completeness or legal sufficiency of any financial statements, memoranda or any documentation prepared for by or on behalf of the Company or for verification of any of the information contained therein. Appropriate officials of the Company have been responsible for reviewing any memoranda or other documentation prior to its use to determine that is does not contain any material misstatements or omissions.

     The Company hereby represents, warrants and covenants that all information furnished to MCG by the Company has been complete and correct in all material respects when furnished and has not contained any untrue statements of a material fact or omit to state a material fact necessary in order to make the statement therein not misleading in the light of the circumstances under which statement was made.

     The Company hereby agrees that neither MCG nor any of its directors, officers, employees or agents shall have any liability to the Company or any other person (whether sounding in tort, contract or otherwise) for losses or costs suffered or incurred in connection with or in any way related to the transactions contemplated or the relationship established by this Engagement, or any act, omission or event occurring in connection herewith, except for foreseeable actual losses resulting directly from MCG's own gross negligence, bad faith or fraud, and the Company agrees to provide indemnification for any such costs, losses or liabilities. Moreover, the Company and MCG each agree that neither party hereto (nor any of their directors, officers, employees or agents) shall have any liability with respect to any special, indirect, consequential, punitive or non-foreseeable damages suffered by any other party hereto in connection with or in any way related to the transactions contemplated or the relationship established by this Engagement, or any act, omission or event occurring in connection herewith.

     As compensation for services that have been provided by MCG in connection with the Engagement, and for such other routine, non-material advice and assistance that may be provided to the Company by MCG (upon mutual agreement of the Company and MCG) through December 31, 2002, the Company hereby agrees to pay MCG an Advisory Fee in the amount of $400,000 which fee shall be fully earned and non-refundable as of the date hereof and shall be payable in full upon the earlier to occur of (1) the closing date of the Company's next corporate development or financing transaction, including, without limitation, any increase or restructure of the Credit Facility, any merger or acquisition or any issuance of equity (other than pursuant to a stock option plan), or (2) November 30, 2002. If an event contemplated in clause number (1) above does not occur on or prior to November 30, 2002, Borrowers agree that a principal payment equal to 25% of Excess Cash Flow (i.e., Operating Cash Flow minus Total Charges) for the trailing twelve-month period ending November 30, 2002 (such principal payment not to exceed the amount of the Advisory Fee) shall be paid on or before December 15, 2002 in immediately available funds and applied to the Advisory Fee, with the balance of such Advisory Fee, if any, being thereupon financed through an additional advance of principal under the Term Loan Facility.





         Sincerely,


         /s/NICK KRAWCZYK
         --------------------------------
         Nick Krawczyk
         Managing Director, MCG



         Agreed and Accepted by:


         NBG Radio Network

         /s/JOHN HOLMES
         --------------------------------
         John Holmes, President & CEO

         Date:  3/7/02